SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 10, 2009
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Compensation of Certain Executive Officers
     On February 10, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Leap Wireless International, Inc. (the “Company”) approved company performance bonus payments to the following named executive officers of the Company in the following amounts: S. Douglas Hutcheson, $412,850; Walter Z. Berger, $141,800 (pro-rated for his partial year of employment); Albin F. Moschner, $242,500; Glenn T. Umetsu, $191,400; and Leonard C. Stephens, $123,400. These bonuses were paid pursuant to the Leap Wireless International, Inc. Executive Incentive Bonus Plan based upon the Company’s performance in 2008 as measured against corporate performance goals approved by the Compensation Committee.
     Also on February 10, 2009, the Compensation Committee approved individual performance bonus payments to such named executive officers in the following amounts: S. Douglas Hutcheson, $332,960; Walter Z. Berger, $70,600 (pro-rated for his partial year of employment); Albin F. Moschner, $148,600; Glenn T. Umetsu, $104,900; and Leonard C. Stephens, $69,600. These bonuses were paid based upon the Compensation Committee’s evaluation of the individual officer’s performance throughout the year.
     Also on February 10, 2009, the Board of Directors of the Company authorized an increase in the annual salary of S. Douglas Hutcheson, the Company’s President and Chief Executive Officer, from $650,000 per year to $750,000 per year. Mr. Hutcheson will also be eligible to receive an annual performance bonus equal to 100% of his annual salary, with the amount of the bonus determined based on the Company’s and his individual performance.
Adoption of the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc.
     On February 10, 2009, the Board of Directors of the Company approved the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc. (the “Inducement Plan”) for the purpose of granting equity awards to new employees as an inducement to join the Company. The terms of the Inducement Plan are substantially similar to the terms of the 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan of Leap Wireless International, Inc. with three principal exceptions: (1) incentive stock options may not be granted under the Inducement Plan; (2) the annual compensation paid by the Company to specified executives will be deductible only to the extent that it does not exceed $1,000,000, as the conditions of Section 162(m) of the Code will not be met, and (3) stockholder approval was not required in order to adopt the Inducement Plan.
     The Board of Directors of the Company has initially reserved 300,000 shares of the Company’s common stock for issuance of awards pursuant to the Inducement Plan. The Inducement Plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
     The material terms of the 2004 Plan are described in the Company’s Definitive Proxy Statement dated April 23, 2008, as filed with the Securities and Exchange Commission on such date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: February 17, 2009

	By:	/s/ Robert J. Irving, Jr. Robert J. Irving, Jr.
Senior Vice President, General Counsel & Secretary